Exhibit 99.1

Permira Funds Complete Acquisition of Ancestry.com

New York, NY and Provo, UT – December 28, 2012 – Permira, the European private equity firm with global reach, and Ancestry.com Inc. (Nasdaq: ACOM), the world’s largest online family history resource, today announced the successful completion of the acquisition of Ancestry.com by a company owned by Permira funds and co-investors for $32.00 per share in cash.

The transaction was approved by stockholders owning approximately 75% of Ancestry.com common stock at a special meeting of stockholders held on December 27, 2012. Pursuant to the terms of the previously announced merger agreement dated October 21, 2012, the investor group formed by the direction of the Permira funds has acquired all of the outstanding shares of Ancestry.com. As a result, Ancestry.com stock will cease trading on the Nasdaq Stock Market effective today.

Stockholders of Ancestry.com will receive a letter of transmittal from Ancestry.com’s paying agent for them to complete and return with their stock certificates to obtain their per share merger consideration.

Ancestry.com will continue executing on its growth strategy and initiatives led by content acquisition and technology investments, with the support of the Permira funds and the investor group. There are no anticipated changes in the Ancestry.com operations. Ancestry.com will continue to focus on investing in content and technology, enhancing its user experience, expanding its product offerings, and building the Ancestry.com brand and the family history category all on a global basis. Ancestry.com will retain its operations in Provo, Utah, with a continued large presence in San Francisco, Dublin, London and other international markets. Ancestry.com will continue to be led by its existing management team.

About Ancestry.com

Ancestry.com Inc. is the world’s largest online family history resource, with approximately 2 million paying subscribers. More than 11 billion records have been added to the site in the past 16 years. Ancestry users have created more than 41 million family trees containing approximately 4 billion profiles. In addition to its flagship site, Ancestry.com offers several localized Web sites designed to empower people to discover, preserve and share their family history.

About Permira

Permira is a European private equity firm with global reach. The Permira funds, raised from pension funds and other institutions, make long-term investments in companies with the ambition of transforming their performance and driving sustainable growth.

Founded in 1985, the firm advises funds with a total committed capital of approximately $30 billion. Over the past 26 years the Permira funds have made nearly 200 private equity investments, over 30% of which have been in the core sector of Technology, Media & Telecom (“TMT”).

For more information visit: www.permira.com

Forward-Looking Statements

This news release contains forward-looking statements that involve risk and uncertainties. Such statements constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. These factors, and other factors that may affect the business or financial results of Ancestry.com, are described in the risk factors included in Ancestry.com’s filings with the Securities and Exchange Commission, including Ancestry.com’s 2011 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. Ancestry.com expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Contact Information

Ancestry.com

Investors:	Media:
Aaron Felix	Heather Erickson
(801) 705-7942	(801) 705-7104
afelix@ancestry.com	herickson@ancestry.com

Permira

Noémie de Andia

+44 20 7632 1159

noemie.deandia@permira.com

Brooke Gordon / Nathaniel Garnick

Sard Verbinnen & Co

(212) 687 8080